Exhibit 10.160

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

INTEL/MICRON CONFIDENTIAL

PRODUCT DESIGNS ASSIGNMENT AGREEMENT

This PRODUCT DESIGNS ASSIGNMENT AGREEMENT (“Agreement”) is made and entered into as of this 6th day of January, 2006 (“Effective Date”), by and between Intel Corporation, a Delaware corporation (“Intel”), and Micron Technology, Inc., a Delaware corporation (“Micron”).  (Micron and Intel are referred to in this Agreement individually as a “Party” and collectively, as the “Parties.”)

RECITALS

A.                                   Micron has produced certain NAND Flash Memory Designs (as defined hereinafter).

B.                                     Micron and Intel have agreed that Micron will transfer and assign to Intel all of Micron’s ownership in and to certain NAND Flash Memory Designs (as defined hereinafter), upon the terms and subject to the conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound do hereby agree as follows:

ARTICLE 1

ARTICLE 1DEFINITIONS; CERTAIN INTERPRETIVE MATTERS

1.1                                 Definitions.

In addition to the terms defined elsewhere in this Agreement, capitalized terms used in this Agreement shall have the respective meanings set forth below:

“Affiliate” means, a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Applicable Law” means any applicable laws, statutes, rules, regulations, ordinances, orders, codes, arbitration awards, judgments, decrees or other legal requirements of any Governmental Entity.

“[***]” shall mean the [***], if any, from the list set forth in Schedule 5 within the time period specified therein.

“Business Day” means a day that is not a Saturday, Sunday or other day on which commercial banking institutions in the State of Delaware are authorized or required by Applicable Law to be closed.

“Confidentiality Agreement” means that Mutual Confidentiality Agreement by and among the Joint Venture Company, Intel and Micron dated as of the Effective Date.

“Controller Supporting Materials” shall have the meaning set forth in Section 3.1(b).

“Effective Date” shall have the meaning set forth in the preamble to this Agreement.

“Flash Memory Integrated Circuit” means a non-volatile memory integrated circuit that contains memory cells that are electrically programmable and electrically erasable whereby the memory cells consist of one or more transistors that have a floating gate, charge-trapping regions or any other functionally equivalent structure utilizing one or more different charge levels (including binary or multi-level cell structures) with or without any on-chip control, I/O and other support circuitry.

“Force Majeure Event” means the occurrence of an event or circumstance beyond the reasonable control of a Party and includes, without limitation, (a) explosions, fires, flood, earthquakes, catastrophic weather conditions, or other elements of nature or acts of God; (b) acts of war (declared or undeclared), acts of terrorism, insurrection, riots, civil disorders, rebellion or sabotage; (c) acts of federal, state, local or foreign governmental authorities or courts; (d) labor disputes, lockouts, strikes or other industrial action, whether direct or indirect and whether lawful or unlawful; (e) failures or fluctuations in electrical power or telecommunications service or equipment; and (f) delays caused by the other Party or third-party nonperformance (except for delays caused by a Party’s subcontractors or agents).

“Governmental Entity” means any governmental authority or entity, including any agency, board, bureau, commission, court, department, subdivision or instrumentality thereof, or any arbitrator or arbitration panel.

“In-Process Designs” means those Pre-existing Product Designs listed on Schedule 1 indicated as “In-Process.”

“Intel” shall have the meaning set forth in the preamble to this Agreement.

“[***]” means that [***].

“IP Rights” means copyrights, trade secrets, Mask Work Rights and registrations of any of the foregoing anywhere in the world.

“Joint Venture Company” means IM Flash Technologies, LLC, a Delaware limited liability company that is the subject of the Joint Venture Documents.

“Joint Venture Documents” means that certain Master Agreement by and between the Parties dated November 18, 2005 and each agreement referenced therein (whether directly or indirectly through reference in any of such referenced agreements).

“LLC Operating Agreement” means the Limited Liability Company Operating Agreement, dated as of the Effective Date, by and between the Parties.

“Losses” shall mean, collectively, any and all liabilities, damages, losses, costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses).

“Mask Work Rights” means rights under the United States Semiconductor Chip Protection Act of 1984, as amended from time to time, and under any similar counterpart laws in countries other than the United States.

“Micron” shall have the meaning set forth in the preamble to this Agreement.

“Missing Materials” shall have the meaning set forth in Section 2.4.

“NAND Controller” means a discrete integrated circuit device that controls the data input and output to/from the memory array of the NAND Flash Memory Die.

“NAND Flash Memory Design” means, with respect to a NAND Flash Memory Die, the corresponding design components, materials and information listed on Schedule 2, and all IP Rights in and to those design components, materials and information listed on Schedule 2.  Notwithstanding anything to the contrary in the foregoing, NAND Flash Memory Design shall not include any Patent Rights.

“NAND Flash Memory Die” means a discrete integrated circuit die, wherein such die includes at least one NAND Flash Memory Integrated Circuit and such die is designed, developed, marketed and used primarily as a non-volatile memory die.

“NAND Flash Memory Die Package” means a discrete integrated circuit package for a NAND Flash Memory Die, including TSOP, COB, BOC, BGA and FBGA or other type package, wherein such package contains only one or more NAND Flash Memory Die but no other die.

“NAND Flash Memory Integrated Circuit” means a Flash Memory Integrated Circuit wherein the memory cells included in the Flash Memory Integrated Circuit are arranged in groups of serially connected memory cells (each such group of serially connected memory cells called a “string”) in which the drain of each memory cell of a string (other than the first memory cell in the string) is connected in series to the source of another memory cell in such string, the gate of each memory cell in such string is directly accessible, and the drain of the uppermost bit of such string is coupled to the bitline of the memory array.

“NAND Flash Memory Product” means any NAND Flash Memory Wafer, NAND Flash Memory Die or NAND Flash Memory Die Package.

“NAND Flash Memory Wafer” means a prime wafer that has been processed to the point of containing multiple NAND Flash Memory Die and that has undergone Probe Testing, but before singulation of said die into individual semiconductor die.

“Party” and “Parties” shall have the meaning set forth in the preamble to this Agreement.

“Patent Rights” means any and all issued and unexpired patents and pending patent applications in any country in the world, together with any and all divisionals, continuations, continuations-in-part, reissues, reexaminations, extensions, foreign counterparts or equivalents of any of the foregoing, wherever and whenever existing.

“Permitted Affiliate” means, with respect to a Party, any Affiliate of such Party except to the extent otherwise agreed by Intel and Micron in any other Joint Venture Document (such exception being applicable only while any applicable term(s) of the Joint Venture Documents remain in effect).

“Person” means any natural person, corporation, joint stock company, limited liability company, association, partnership, firm, joint venture, organization, individual, business, trust, estate or any other entity or organization of any kind or character from any form of association.

“Pre-existing Product Designs” means the NAND Flash Memory Designs, as and to the extent that each element thereof exists on the Effective Date, for each of the NAND Flash Memory Products listed on Schedule 1.

“Probe Testing” means testing, using a wafer test program as set forth in the applicable Specifications, of a wafer that has completed all processing steps deemed necessary to complete the creation of the desired NAND Flash Memory Integrated Circuits in the die on such wafer, the purpose of which test is to determine how many and which of the die meet the applicable criteria for such die set forth in the Specifications.

“Publicly Available Software” means (a) any Software that contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as free Software, open source Software (e.g. Linux) or similar licensing or distribution models; and (b) any Software that requires as a condition of use, modification and/or distribution of such Software that such Software or other Software incorporated into, derived from or distributed with such Software (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works, or (iii) be redistributable at no charge.  Publicly Available Software includes Software licensed or distributed under any of the following:  (1) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); (2) the Artistic License (e.g., PERL); (3) the Mozilla Public License; (4) the Netscape Public License; (5) the Sun Community Source License (SCSL); (6) the Sun Industry Source License (SISL); and (7) the Apache Software license.

“Software” means computer program instruction code, whether in human readable source code form, machine executable binary form, firmware, scripts, interpretive text, or otherwise.  For avoidance of doubt, Software does not include databases and other information stored in electronic form, other than executable instruction codes or source code that is intended to be compiled into executable instruction codes.

“Specifications” means those specifications used to describe, characterize, and define the quality, functionality and/or performance of any NAND Flash Memory Die, including any interim performance requirements at Probe Testing or other testing.

“Supporting Materials” means, with respect to each NAND Flash Memory Design, those things set forth on Schedule 3 solely as and to the extent (a) such things exist on the

Effective Date, (b) they are either owned by Micron or are licensed to Micron with the right to sublicense without any further payment to any Third Party, and (c) Micron is not prohibited by Applicable Law or contractual restriction from disclosing or licensing as contemplated under this Agreement.

“Tangible Design Package” shall have the meaning set forth in Section 2.3 below.

“Term” shall have the meaning set forth in Section 8.1.

“Third Party” means any Person other than Micron or Intel.

1.2                                 Certain Interpretive Matters.

(a)                                  Unless the context requires otherwise, (1) all references to Sections, Articles, Exhibits, Appendices or Schedules are to Sections, Articles, Exhibits, Appendices or Schedules of or to this Agreement, (2) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP, (3) words in the singular include the plural and visa versa, (4) the term “including” means “including without limitation,” and (5) the terms “herein,” “hereof,” “hereunder” and words of similar import shall mean references to this Agreement as a whole and not to any individual Section or portion hereof.  All references to $ or dollar amounts will be to lawful currency of the United States of America.  All references to “day” or “days” will mean calendar days.

(b)                                 No provision of this Agreement will be interpreted in favor of, or against, any of the Parties by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement or such provision.

ARTICLE 2

PRE-EXISTING DESIGNS

2.1                                 Assignment.  Subject to the terms and conditions of this Agreement, Micron, on behalf of itself and its Affiliates, hereby  grants, conveys and assigns (and agrees to cause its Affiliates to grant, convey and assign) to Intel, by execution of this Agreement (or, where appropriate or required, by execution of separate instruments of assignment), all right, title and interest that Micron and Affiliates of Micron have in and to the  Pre existing Product Designs and [***], to be held and enjoyed by Intel and Intel’s successors and assigns.

2.2                                 Further Assurances.  For a period of [***] from the Effective Date, Micron will, without receiving any further consideration, at the reasonable request of Intel, do (and cause Affiliates of Micron to do) all lawful and just acts that are necessary to record and perfect the transfer of ownership to Intel of any IP Rights in and to the Pre-existing Product Designs and [***], including execution and acknowledgement of (and causing its Affiliates to execute and acknowledge) assignments and other instruments in a form reasonably required by Intel for each relevant jurisdiction.  All costs and expenses associated with recording or perfecting such transfer of ownership shall be borne solely by Intel.

2.3                                 Delivery.  Promptly following the Effective Date, except for the In-Process Designs, Micron shall deliver to Intel the tangible information and materials embodying the Pre-existing Product Designs and Supporting Materials in formats and on storage media mutually agreed to by the Parties (hereinafter, the “Tangible Design Package”), in accordance with the delivery protocol set forth on Schedule 6.  Within [***] of the Effective Date, Micron shall deliver to Intel the datasheets and all errata thereto (as identified in Schedule 2) associated with the Pre existing Product Designs other than the In-Process Designs.

2.4                                 Missing Materials.  If within [***] of the Effective Date, Intel identifies any information, documents or any other materials that is/are missing from the Tangible Design Package (“Missing Materials”) subsequent to delivery of the Tangible Design Package by Micron, Intel may request Micron in writing to deliver the Missing Materials to Intel within a period of time identified by Intel, and Micron shall deliver such Missing Materials within such period of time and in accordance with the delivery protocol set forth on Schedule 6, provided that:

(a)                                  the period of time identified by Intel for delivery of the Missing Materials is reasonable considering (i) the nature of those specific Missing Materials, and (ii) the reason why those Missing Materials were not previously delivered, and

(b)                                 Intel describes the Missing Materials with a degree of specificity that Micron is reasonably able to ascertain.

If Intel identifies any Missing Materials after the foregoing [***] time period but before [***] after the delivery of the Pre-existing Product Designs other than the In-Process Designs, Intel may request Micron in writing to deliver the Missing Materials to the Intel within a period of time identified by Intel consistent with foregoing clauses (a) and (b), and Micron shall use reasonable efforts to deliver such Missing Materials to the extent in existence at the time of such request in the form that should have been delivered previously.

2.5                                 Training.  During the [***] period commencing on the Effective Date, Micron will provide a reasonable level of training to design personnel of Intel regarding the Pre existing Product Designs, other than the In-Process Designs, and each such design’s corresponding Supporting Materials.

ARTICLE 3

LICENSES AND RESERVATION OF RIGHTS

3.1                                 License to Supporting Materials.

(a)                                  Micron hereby grants to Intel an irrevocable, perpetual, royalty free, fully paid up, worldwide, non exclusive, license under all IP Rights owned or licensable by Micron in the Supporting Materials for any and all purposes and applications, subject to the terms and conditions of this Agreement and, for so long as any applicable term(s) of the Joint Venture Documents remain in effect, the applicable terms of the Joint Venture Documents.  The foregoing license further includes the right of Intel to have products made by a Third Party solely for the benefit of Intel, with Intel having the right to use, make, modify, sell, offer for sale, import and otherwise exploit such products.  The license granted in the first sentence of this Section 3.1(a) includes the right of Intel to sublicense its Permitted Affiliates without the right of any such Permitted Affiliates to further sublicense, but such sublicense may include the right of any such sublicensed Permitted Affiliates to have products made solely for the benefit of such Permitted Affiliate or Intel, with Intel and all such Permitted Affiliates having the right to use, make, modify, sell, offer for sale, import and otherwise exploit such products.

(b)                                 With respect to any of the Supporting Materials identified on Schedule 3 indicated as specifically related to a “NAND Controller Board” (“Controller Supporting Materials”), the license under Section 3.1(a) is [***], but Intel shall not extract or separate the Controller Supporting Materials from such board or attempt to reverse engineer or copy such Controller Supporting Materials.

(c)                                  With respect to any of the Supporting Materials identified on Schedule 3 that constitute an “IBIS model”, the license under Section 3.1(a) includes the [***].

3.2                                 No Other Rights.  No other rights are granted hereunder by either Party, by implication, estoppel, statute or otherwise, except as expressly provided herein.  Without limiting the generality of the foregoing, (a) Intel agrees and acknowledges that no rights are granted under this Agreement by Micron to any Patent Rights, copyright, Mask Work Rights, trade secret, trademark or other intellectual property right except as expressly granted hereunder with respect to the Pre-existing Product Designs or the Supporting Materials, and (b) Micron agrees and acknowledges that no rights are granted under this Agreement by Intel to any Patent Rights, copyright, Mask Work Rights, trade secret, trademark or other intellectual property right with respect to the Pre-existing Product Designs.  [***].

3.3                                 Limitation on Obligation to Disclose or License.  Anything to the contrary notwithstanding, Micron shall not be obligated to disclose to Intel (or any other Person) or license to Intel any portion of the Supporting Materials with respect to which Micron is prevented by Applicable Law or contractual restriction from so disclosing or licensing or which would require payment by Micron to any Third Party.  Moreover, use of the NAND Flash Memory Designs, Tangible Design Package and Supporting Materials may require use of Software owned by a Third Party for which no rights to use such Software are conferred by Micron to Intel hereunder.  Any such Software or hardware required to use the Supporting Materials or Tangible Design Package is solely the responsibility of Intel.  If Micron determines that it is unable to deliver any of the Supporting Materials or Tangible Design Package due to the limitations in this Section 3.3, then Micron will promptly notify Intel of same.

ARTICLE 4

PRICE AND PAYMENT

4.1                                 Price for Assignment of Product Designs.  In full consideration for (a) the assignment of the Pre-existing Product Designs and the delivery of the Tangible Design Package and (b) the [***], Intel shall pay to Micron on the Effective Date the respective amounts therefor specified on Schedule 4.  For clarification, in no event shall Intel or any Affiliate of Intel owe to

Micron, Affiliates of Micron, or any other Person any money in connection with this Agreement beyond the amount specified on Schedule 4.

4.2                                 Payments.  All amounts owed under this Agreement are stated, calculated and shall be paid in United States Dollars ($ U.S.).

4.3                                 Taxes.

(a)                                  Transfer of Intangible Rights.  The Parties agree that any rights transferred pursuant to this Agreement constitute intangible personal property rights comprised of a copyright interest and/or a patent interest (as such terms are defined in California Sale and Use Tax Regulation 1507).  Consequently, this Agreement is considered to be a “Technology Transfer Agreement” as defined in California Revenue and Taxation Code section 6012(c)(10) and California Sale and Use Tax Regulations 1507.  Because this Agreement represents a transfer of intangible property rights, and because this Agreement is considered to be a Technology Transfer Agreement, no sales or use taxes should be imposed by the state of Utah, Idaho or Virginia, or in California, respectively, on the transfers pursuant to this Agreement, other than to the value of any tangible personal property included in such transfer as provided in Section 4.3(b) below, and neither Party has an obligation under this Agreement to collect or remit sales or use tax on the transfer of such intangible personal property rights.

(b)                                 Tangible Personal Property Included in Transfers.  To the extent that the rights transferred pursuant to this Agreement are transferred through the use of tangible property such as tape or compact disc, the Parties agree that the amount of any applicable sales or use tax shall be determined based upon a reasonable determination of fair market value for such tangible property, and that any and all sales or use tax shall be stated separately on Micron’s invoice, collected from Intel, and shall be remitted by Micron to the appropriate tax authority, unless Intel provides valid proof of tax exemption prior to the effective date or otherwise as permitted by law prior to the time Micron is required to pay such taxes to the appropriate tax authority.

ARTICLE 5

WARRANTIES; DISCLAIMERS

5.1                                 Warranties.  Micron represents and warrants to Intel that, to the best of Micron’s knowledge, as of the Effective Date:

(a)                                  Micron has full title to, and ownership of, the [***] and the [***] free and clear of all liens and has the right to transfer such ownership to Intel;

(b)                                 [***];

(c)                                  Micron has the right to transfer the Tangible Design Package to Intel;

(d)                                 Micron has the right to grant the licenses to the Supported Materials granted hereunder;

(e)                                  Micron has not granted any rights in or to the Pre-existing Product Designs or Supporting Materials that conflict with the rights granted to Intel under this Agreement;

(f)                                    there are no unresolved claims, demands or pending litigation relating to the Pre-existing Product Designs or Supporting Materials; and

(g)                                 the Pre-existing Product Designs and Supporting Materials do not contain any Publicly Available Software.

The foregoing representations and warranties shall terminate as of the tenth (10th) anniversary of the Effective Date, except for Section 5.1(f), which shall terminate as of the second (2nd) anniversary of the Effective Date.  Any claim by Intel that any representation or warranty was untrue must be made before expiration of the applicable foregoing time period, otherwise Micron shall have no liability whatsoever with respect to any such representations and warranties.

5.2                                 No Implied Obligation.  Nothing contained in this Agreement shall be construed as:

(a)                                  a warranty or representation by either of the Parties to this Agreement as to the validity, enforceability or scope of any class or type of intellectual property assigned or licensed hereunder;

(b)                                 a warranty or representation that any manufacture, sale, lease, use or other disposition of the Pre-existing Product Designs, Tangible Design Package, Supporting Materials  or any products based on any of the foregoing will be free from infringement, misappropriation or other violation of any Patent Rights or other intellectual property rights other than the intellectual property licensed hereunder;

(c)                                  an agreement to bring or prosecute proceedings against Third Parties for infringement or conferring any right to bring or prosecute proceedings against Third Parties for infringement of any of the Supporting Materials;

(d)                                 conferring any right to use in advertising, publicity, or otherwise, any trademark, trade name or names, or any contraction, abbreviation or simulation thereof, of either Party; or

(e)                                  requiring either Party to defend any proceeding brought by a Third Party challenging or concerning the validity of the IP Rights in the Pre-existing Product Designs or Supporting Materials, [***].

5.3                                 Disclaimer.  EXCEPT AS PROVIDED IN SECTION 5.1, MICRON ASSIGNS THE PRE-EXISTING PRODUCT DESIGNS, TRANSFERS THE TANGIBLE DESIGN PACKAGE AND LICENSES THE SUPPORTING MATERIALS ON AN “AS IS,” “WHERE IS” (BUT SUBJECT TO MICRON’S DELIVERY OBLIGATIONS UNDER ARTICLE 2) BASIS, WITH ALL FAULTS AND DEFECTS, AND WITHOUT ANY WARRANTY OF ANY KIND WHATSOEVER.  WITHOUT LIMITING THE FOREGOING, EXCEPT AS

PROVIDED IN SECTION 5.1, MICRON DISCLAIMS ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT WITH RESPECT TO THE FOREGOING.  EXCEPT AS PROVIDED IN SECTION 5.1, MICRON MAKES NO WARRANTIES WITH RESPECT TO INTEL’S ABILITY TO:  (A) USE ANY OF THE PRE-EXISTING PRODUCT DESIGNS, TANGIBLE DESIGN PACKAGE OR SUPPORTING MATERIALS, OR (B) MANUFACTURE OR HAVE MANUFACTURED ANY PRODUCTS BASED THEREON.  EXCEPT AS PROVIDED IN SECTION 5.1, MICRON MAKES NO WARRANTY, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, THAT THE USE, PRACTICE OR COMMERCIAL EXPLOITATION OF ANYTHING PROVIDED PURSUANT TO THIS AGREEMENT WILL NOT INFRINGE THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY, AND, EXCEPT AS PROVIDED PURSUANT TO THE IP INDEMNIFICATION AGREEMENT, INTEL HEREBY AGREES THAT ITS USE, PRACTICE OR COMMERCIAL EXPLOITATION OF ANY SUCH SUBJECT MATTER SHALL BE ENTIRELY AT ITS OWN RISK.  SUCH DISCLAIMERS ARE NOT INTENDED TO AFFECT ANY DIRECT CLAIMS OR REMEDIES INTEL MAY ASSERT AGAINST ANY THIRD PARTY OR PREVENT THE PASS-THROUGH OR ASSIGNMENT TO INTEL OF ANY RIGHTS MICRON MAY HAVE AGAINST ANY THIRD PARTY.

ARTICLE 6

LIMITATION OF LIABILITY

6.1                                 LIMITATION OF LIABILITY.  EXCEPT FOR A BREACH OF ARTICLE 7, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR OTHER INDIRECT DAMAGES OR ANY PUNITIVE DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER SUCH DAMAGES ARE BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY.  THESE LIMITATIONS SHALL APPLY EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.  THE PARTIES ACKNOWLEDGE THAT THE LIMITATIONS ON POTENTIAL LIABILITIES SET FORTH HEREIN ARE AN ESSENTIAL ELEMENT IN THE CONSIDERATION PROVIDED BY EACH PARTY UNDER THIS AGREEMENT.

ARTICLE 7

CONFIDENTIALITY

7.1                                 Confidentiality Obligations.  All information provided, disclosed or obtained in connection with this Agreement or the performance of any of the Parties’ activities under this Agreement shall be subject to all applicable provisions of the Confidentiality Agreement.

(a)                                  All Pre-existing Product Designs and the portions of the Tangible Design Package related thereto shall be considered “Confidential Information” under the

Confidentiality Agreement for which Micron shall be considered a “Receiving Party” under such agreement.

(b)                                 All Supporting Materials and the portions of the Tangible Design Package related thereto shall be considered “Confidential Information” under the Confidentiality Agreement for which Intel shall be considered a “Receiving Party” under such agreement.

(c)                                  The terms and conditions of this Agreement shall be considered “Confidential Information” under the Confidentiality Agreement for which Micron and Intel shall each be considered a “Receiving Party” under such agreement.

7.2                                 Permitted Disclosures.

(a)                                  With respect to any of the Supporting Materials that constitute an IBIS Model (and that is Confidential Information), Intel or its sublicensed Permitted Affiliate(s) hereunder may disclose such information or materials to a Third Party in connection with the sale, offer for sale, validation, testing, customer support, demonstration, evaluation or promotion of NAND Flash Memory Products, in each case to the extent such disclosure is consistent with standard industry practice, and then only under a written obligation of confidentiality that is no less restrictive than that applicable to the Parties under the Confidentiality Agreement and that reasonably limits such Third Party’s use of such information.

(b)                                 Intel or its sublicensed Permitted Affiliate(s) may disclose Supporting Materials (1) to a Permitted Affiliate of Intel under a written obligation of confidentiality that is no less restrictive than that applicable to the Parties under the Confidentiality Agreement, and (2) to a Third Party in connection with a have-made arrangement entered into pursuant to Section 3.1, under a written obligation of confidentiality that is no less restrictive than that applicable to the Parties under the Confidentiality Agreement.

(c)                                  Intel or its sublicensed Permitted Affiliate(s) may demonstrate the “System Board” identified on Schedule 3 to their respective customers and potential customers of NAND Flash Memory Products; provided that such demonstration is not conducted in a manner that discloses any portion of the Supporting Materials embodied therein, Intel or its Permitted Affiliate retains control over such System Board at all times, and the customer or potential customer first enters a confidentiality agreement in a form consistent with the terms and conditions that Intel employs generally when demonstrating such or similar materials.

(d)                                 With respect to any “Confidential Information” (as that term is defined in the Confidentiality Agreement) listed in Schedule 3 that Intel desires to disclose to a Third Party and that is not otherwise allowed to be disclosed to a Third Party, Intel and Micron shall discuss and agree in writing whether such information may be disclosed to such Third Party and the restrictions that will be applicable thereto.

(e)                                  Intel shall not and shall cause it Permitted Affiliates not to remove any product identification, copyright or other proprietary notices from any of Supporting Materials before their disclosure to any Third Party.

7.3                                 Conflicts.  To the extent there is a conflict between this Agreement and the Confidentiality Agreement, the terms of this Agreement shall control.

ARTICLE 8

TERM AND TERMINATION

8.1                                 Term.  The term of this Agreement commences on the Effective Date and continues in effect in perpetuity (such period of time, the “Term”).

8.2                                 No Termination.  This Agreement may not be terminated for any reason, including breach by a Party.

ARTICLE 9

MISCELLANEOUS

9.1                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter’s confirmation of a receipt of a facsimile transmission, (a) confirmed delivery by a standard overnight carrier or when delivered by hand, (a) the expiration of five (5) Business Days after the day when mailed in the United States by certified or registered mail, postage prepaid, or (a) delivery in person, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Intel:

Intel Corporation
1900 Prairie City Road
FM3-63
Folsom, CA 95630
Attention:  [***]
Fax:  [***]

with a copy to:

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA  95054
Attention:  General Counsel
Facsimile:  (408) 653-8050

If to Micron:

Micron Technology, Inc.
8000 S. Federal Way
Mail Stop 1-507
Boise, ID  83716
Telephone:                                    (208) 368-4517

Facsimile:                                            (208) 368-4537

Attention:                                         General Counsel

9.2                                 Waiver.  The failure at any time of a Party to require performance by the other Party of any responsibility or obligation required by this Agreement shall in no way affect a Party’s right to require such performance at any time thereafter, nor shall the waiver by a Party of a breach of any provision of this Agreement by the other Party constitute a waiver of any other breach of the same or any other provision nor constitute a waiver of the responsibility or obligation itself.

9.3                                 Assignment.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each Party hereto.  Except as permitted by the Joint Venture Documents, neither this Agreement nor any right or obligation hereunder may be assigned or delegated by either Party in whole or in part to any other Person, without the prior written consent of the nonassigning Party.

9.4                                 Third Party Rights.  Nothing in this Agreement, whether express or implied, is intended or shall be construed to confer, directly or indirectly, upon or give to any Person, other than the Parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or other provision contained herein.

9.5                                 Choice of Law.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

9.6                                 Jurisdiction; Venue.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought in a state or federal court located in Delaware and each of the Parties to this Agreement hereby consents and submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court..

9.7                                 Headings.  The headings of the Articles and Sections in this Agreement are provided for convenience of reference only and shall not be deemed to constitute a part hereof.

9.8                                 Force Majeure.  The Parties hereto shall be excused from any failure to perform any obligation hereunder to the extent such failure is caused by a Force Majeure Event.

9.9                                 Export Control.  Each Party agrees that it will not knowingly:  (i) export or re-export, directly or indirectly, any technical data (as defined by the U.S. Export Administration Regulations) provided by the other Party or (ii) disclose such technical data for use in, or export or re-export directly or indirectly, any direct product of such technical data, including Software, to any destination to which such export or re-export is restricted or prohibited by United States or non United States law, without obtaining prior authorization from the U.S. Department of Commerce and other competent Government Entities to the extent required by Applicable Laws.

9.10                           Entire Agreement.  This Agreement, together with the Schedules attached hereto and the agreements and instruments expressly provided for herein, and, for so long as any applicable term(s) of the Joint Venture Documents remain in effect, the applicable terms of the Joint Venture Documents, constitute the entire agreement of the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the Parties hereto with respect to the subject matter hereof.

9.11                           Severability.  Should any provision of this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Agreement shall remain in full force in all other respects.  Should any provision of this Agreement be or become ineffective because of changes in Applicable Laws or interpretations thereof, or should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this Agreement shall not be affected thereby.  If such circumstances arise, the Parties hereto shall negotiate in good faith appropriate modifications to this Agreement to reflect those changes that are required by Applicable Law.

9.12                           Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Signature Page Follows

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the Effective Date.

INTEL CORPORATION

By:	/s/ ARVIND SODHANI
Name: Arvind Sodhani
Title:	Senior Vice President, Intel Corporation
President, Intel Capital

MICRON TECHNOLOGY, INC.

By:	/s/ STEVEN R. APPLETON
Name: Steven R. Appleton
Title:	Chief Executive Officer and President

THIS IS THE SIGNATURE PAGE FOR THE PRODUCT DESIGNS ASSIGNMENT AGREEMENT ENTERED INTO BY AND BETWEEN INTEL CORPORATION AND MICRON TECHNOLOGY, INC.

SCHEDULES

Schedule 1	Pre-Existing Product Design Designations

Schedule 2	NAND Flash Memory Design Materials and Information

Schedule 3	Supporting Materials

Schedule 4	Payments

Schedule 5	[***]

Schedule 6	Delivery Protocol